UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 17, 2018

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

In connection with the reissuance of Cubic Corporation’s (“we”, “our”, or “Cubic”) retrospectively revised and recast historical consolidated financial statements and other information as described in Item 8.01 of this Current Report on Form 8-K, for purposes of clarity, we are reaffirming our fiscal 2018 full year guidance set forth in our earnings press release for the quarter ended June 30, 2018. The earnings press release and additional supporting financial information are available on our website at www.cubic.com/investor-relations.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 8.01	Other Events.

Cubic is filing this Current Report on Form 8-K to reissue our retrospectively revised and recast historical consolidated financial statements and other information included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 (the “2017 Form 10-K”). Information included in this Current Report on Form 8-K presents the financial results of our former Cubic Global Defense Services (“CGD Services”) business as a discontinued operation for the years ended September 30, 2017, 2016 and 2015, and also reflects the disclosure of Cubic Mission Solutions (“CMS”) as a separate operating segment and reportable segment for the years ended September 30, 2017, 2016, and 2015. These updates are consistent with the presentation of discontinued operations and reportable segments included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2018 (“June 30, 2018 Form 10-Q”), and with rules of the SEC requiring the reissue of prior period financial statements included or incorporated by reference in a registration statement or proxy statement to retrospectively revise and reclassify such pre-event financial statements to reflect accounting changes, such as discontinued operations and changes in organization structure.

As previously disclosed, on May 31, 2018, Cubic completed the sale of all of the issued and outstanding capital stock of Cubic Global Defense, Inc. (“CGD”) and Omega Training Group, Inc., each a subsidiary in our former CGD Services segment, to Nova Global Supply & Services, LLC (“Purchaser”), an entity affiliated with GC Valiant, LP, pursuant to the Stock Purchase Agreement dated April 18, 2018, by and among Cubic, CGD and Purchaser. As a result of the sale, CGD Services is accounted for as a discontinued operation for all periods presented in Exhibit 99.1 to this Current Report on Form 8-K. In addition, as disclosed in our June 30, 2018 Form 10-Q, we concluded that CMS became a separate operating segment and reportable segment beginning on October 1, 2017. As such, we began reporting segment information for this reportable segment separately and applicable prior period amounts were adjusted retrospectively to reflect the reportable segment change. The information included in Exhibit 99.1 to this Current Report on Form 8-K is presented in connection with the reporting changes described above and does not otherwise amend or restate our audited consolidated financial statements that were included in the 2017 Form 10-K.

This Current Report on Form 8-K does not reflect events occurring after we filed the 2017 Form 10-K and does not modify or update the disclosures therein in any way, other than to reflect the presentation of CGD Services as a discontinued operation as described above and to reflect CMS as a reportable segment as described above. Therefore, Exhibit 99.1 to this Current Report should be read in conjunction with our other filings made with the SEC, including, and subsequent to the filing date of, the 2017 Form 10-K and the June 30, 2018 Form 10-Q.

We have revised the following portions of the 2017 Form 10-K to reflect the retrospective revisions described above:

PART II

•	Item 6. Selected Financial Data
•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
•	Item 7A. Quantitative and Qualitative Disclosures About Market Risk
•	Item 8. Financial Statements and Supplementary Data

The revised portions of the 2017 Form 10-K described above are attached as Exhibit 99.1 hereto and incorporated herein by reference. All other information in the 2017 Form 10-K remains unchanged. References to the exhibits attached hereto or to the 2017 Form 10-K or parts thereof refer to the 2017 Form 10-K, except to the extent portions of such 2017 Form 10-K have been recast in Exhibit 99.1 to this Current Report on Form 8-K, in which case they refer to the applicable revised portion in Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
99.1

Retrospective revisions to the following portions of Cubic Corporation’s Annual Report on Form 10-K for the year ended September 30, 2017, as originally filed with the SEC on November 20, 2017: Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures About Market Risk; Item 8. Financial Statements and Supplementary Data.  All portions are solely updated to reflect the retrospective revisions that have been made as a result of the sale of CGD Services as a discontinued operation, and to reflect CMS as a reportable segment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

nshoo
Date: August 17, 2018	CUBIC CORPORATION

	By:	/s/ Anshooman Aga
	Name:	Anshooman Aga
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)